UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jason A. Kulas as President and Richard Morrin as Chief Operating Officer

On February 16, 2016, Santander Consumer USA Holdings Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed the Company’s Chief Executive Officer, Jason A. Kulas, age 45, with the additional title of President of the Company. The Company also announced that the Board has appointed Richard Morrin, age 46, as Chief Operating Officer of the Company.

Mr. Kulas has served as the Company’s Chief Executive Officer and a member of the Board since July 2015. He had previously served as the Company’s President since November 2013 and the Company’s Chief Financial Officer since January 2007, joining the Company after serving as Managing Director in investment banking for JPMorgan Securities, Inc., where he was employed from 1995 to 2007. Mr. Kulas also worked as an analyst for Dun & Bradstreet and as an adjunct professor at Texas Christian University. Mr. Kulas served on the Board from 2007 to 2012 and currently serves as a member of the board of the nonprofit Santander Consumer USA Inc. Foundation. Mr. Kulas holds a bachelor’s degree in chemistry from Southern Methodist University and a master’s degree in business administration from Texas Christian University.

Mr. Morrin joined the Company as Executive Vice President of New Business in August 2011. Prior to joining us, Mr. Morrin held a variety of management positions in 21 years of combined service at Ally Financial and General Motors Acceptance Corp. Most recently, he managed the commercial lending operations for Ally automotive dealers in the United States and Canada. Mr. Morrin holds a bachelor’s degree in economics from the University of Pennsylvania and a master’s degree in business administration from the University of Virginia.

Departure of Jason W. Grubb as President and Chief Operating Officer, Originations, and Brad Martin as Chief Operating Officer, Servicing

On February 14, 2016, Jason W. Grubb and Brad Martin submitted their resignations as President and Chief Operating Officer, Originations and as Chief Operating Officer, Servicing, respectively, of the Company.

Item 7.01 Regulation FD Disclosure

On February 16, 2016, the Company issued a press release regarding the appointment of Mr. Kulas and Mr. Morrin as President and Chief Operating Officer, respectively, of the Company and Mr. Grubb’s and Mr. Martin’s departures from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K.

2

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: February 16, 2016	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 16, 2016